Exhibit 10.1

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

ARROWHEAD RESEARCH CORPORATION

AND THE PURCHASERS

SIGNATORY HERETO

Dated as of the date indicated on the signature page hereto

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the date indicated on the later of the dates indicated on the signature pages hereto, by and between Arrowhead Research Corporation (the “Seller”), a Delaware corporation, and the person signatory hereto (each a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

WHEREAS, Seller currently owns 24,496,533 shares of Series B Preferred Stock of Insert Therapeutics, Inc. (the “Company”), of which 5,000,000 shares will be exchanged for Series C Preferred Stock (“Series C Shares”) of the Company, with rights, preferences and privileges as summarized on the Summary Term Sheet, attached as Exhibit A hereto; and

WHEREAS, the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell to the Purchaser, at $1.00 per share (the “Purchase Price”) and on the terms and conditions set forth herein, the number of shares of Series C Shares of the Company set forth on the Purchaser’s signature page hereto.

NOW THEREFORE, in consideration of the premises and mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Sale and Purchase of Series C Shares

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, the Seller will sell to the Purchaser, and the Purchaser will purchase, the number of Series C Shares, specified on the Purchaser’s signature page. Each Series C Share shall be sold for the Purchase Price. The Purchaser shall pay to the Seller, by means of wire transfer or certified or cashier’s check or checks, representing immediately available funds, an amount equal to the Purchase Price, times the number of Series C Shares to be purchased by the Purchaser.

1.2 Closing Date. The sale of Series C Shares contemplated hereby (the “Share Sale”) will close on March 31, 2005, unless extended by Seller, in its sole and absolute discretion (the “Closing Date”).

ARTICLE 2

Representations and Warranties of the Seller

In order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby makes to the Purchaser the representations and warranties contained in this ARTICLE 2, as of the date hereof and of the applicable Closing Date.

2.1 Good Standing; Power and Authority; Legal and Binding Nature; Compliance with Other Instruments. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority and has taken all required corporate and other action necessary to permit it to execute, deliver and perform all of its obligations contained in this Agreement, and to issue the Series C Shares hereunder. This Agreement has been duly authorized and validly executed by, and is the valid and binding obligation of, Seller enforceable in accordance with its terms. Neither the execution and delivery by Seller of this Agreement, nor the performance by Seller of its obligations hereunder, requires the consent, approval or authorization of any person or governmental authority, which consent, approval or authorization has not been obtained.

2.2 Non-Contravention. The execution, delivery and performance of this Agreement does not and will not: (i) conflict with or result in any default under any material contract, obligation or commitment of Seller or any provision of Seller’s certificate of incorporation or bylaws; (ii) result in the creation of any Lien (as defined below) of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement of any nature upon any of the properties or assets of Seller, or (iii) violate any instrument, agreement, judgment, decree or order, or any statute, rule or regulation of any federal, state or local government or agency, applicable to Seller or to which Seller is a party, except in each case for such conflicts, defaults, Liens or violations that shall not have a material adverse effect on Seller. “Liens” means all liens, claims, options, charges, pledges, security interests, voting agreements, trusts, encumbrances, rights, mortgages or restrictions of any nature.

2.3 Capitalization. Attached as Schedule 2.3 to this Agreement is a capitalization table setting forth the equity capitalization of the Company as of the date hereof, and on a pro forma basis, after giving affect to the sale of 4,000,000 shares of Series C Preferred Stock. The Company has no obligation to repurchase or redeem any of its outstanding equity interests.

2.4 SEC Reports; Financial Statements. Since June 2004, the Company’s financial results have been consolidated as part of Seller’s financial statements reflected in Seller’s filings with the Securities and Exchange Commission (“SEC”). Seller has filed all required forms, reports and documents with the SEC since January 2004 (the “SEC Reports”), each of which complied in all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), as in effect on the dates such forms, reports and documents were filed. None of such SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statements of material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statement therein in light of the circumstances under which they were made not misleading. The audited financial statements of Seller included in the SEC Reports were prepared in accordance with generally accepted accounting principles of the United States and present fairly the financial position of Seller, and its consolidated subsidiaries, as of the dates thereof.

ARTICLE 3

Representation and Warranties of the Purchasers

As a material inducement to the Seller to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

3.1 Acquisition of Series C Shares. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Seller, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Series C Shares to be received by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.2 No Registration. Purchaser understands and acknowledges that the Series C Shares will not be registered under the Securities Act or under any other applicable blue sky or state securities law, on the grounds that the sale of the Series C Shares from Seller to Purchaser contemplated by this Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act and the regulations thereunder and are exempt from qualification pursuant to comparable available exceptions in various states, and that the Seller’s reliance upon such exemptions is predicated upon Purchaser’s representations set forth in this Agreement. Purchaser acknowledges and understands that the Series C Shares and/or the Common Stock into which the Series C Shares may convert must be held indefinitely unless the Series C Shares and/or the Common Stock into which the Series C Shares may convert are subsequently registered under the Securities Act and other applicable blue sky and state securities laws or an exemption from such registration is available.

3.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, or payment of any tax, fee, fine or penalty to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private), is required to be obtained or made by Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

3.4 Investment Representations. Purchaser (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s prospective investment hereunder; (b) has the ability to bear the economic risks of Purchaser’s prospective investment, including a complete loss of the investment; (c) has been furnished with and has had access to such information as Purchaser has considered necessary to make a determination as to its investment hereunder; (d) has had all questions which have been asked by Purchaser satisfactorily answered by the Company; (e) has not been offered the Series C Shares by any form of general solicitation or general advertising, including any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and (f) has not relied on any representations and warranties of the Company other than those contained in this Agreement.

3.5 Accredited Investor Status. Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and is an “institutional investor” within the meaning of applicable state statutes and the regulations thereunder.

3.6 Restrictions on Transfer. Purchaser understands that unless and until the Company (i) registers the Series C Shares and/or the Common Stock into which the Series C Shares may be converted with the SEC pursuant to Section 12, (ii) becomes subject to Section 15(d) of the Exchange Act, (iii) supplies information pursuant to Rule 15c2 11 thereunder, or (iv) if a registration statement covering the Series C Shares (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Series C Shares) under the Securities Act is in effect when Purchaser desires to sell Series C Shares, Purchaser may be required to hold the Series C Shares for an indeterminate period. Each Purchaser also understands that any sale of the Common Stock into which the Series C Shares may convert that might be made by Purchaser in reliance upon Rule 144 or Rule 144A under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of those rules. Purchaser understands and acknowledges that all certificates representing the Series C Shares (as well as the Common Stock into which the Series C Shares may be converted), shall bear the following legend (and any other legend that may be required under any Federal or state securities law), until such Series C Shares and/or shares of Common Stock are registered under the securities Act, exchanged for securities registered under the securities Act, or until the holder of the Series C Shares and/or Common Stock delivers an opinion of its legal counsel, reasonably acceptable to the Company, that such legend is no longer necessary.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.”

3.7 Authorization. Purchaser has full power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser, enforceable in accordance with its terms.

3.8 ERISA. Purchaser will not acquire the Series C Shares with the assets of any “employee benefit plan” as defined in ERISA and no “prohibited transactions” under ERISA and the Code will occur in connection with the Purchaser’s acquisition of the Series C Shares.

3.9 Taxes. Purchaser (a) understands that there may be tax consequences resulting from the purchase, ownership and/or sale of Series C Shares, and (b) represents and warrants that (i) Purchaser has had a full opportunity to seek the advice of independent counsel respecting this investment and the tax risks and implications thereof, (ii) Purchaser has relied only upon such independent tax advice and not upon any tax counsel from, or discussions with, Seller or the Company or their respective representatives, and (iii) has never been notified by the Internal Revenue Service that Purchaser is subject to 20% backup withholding.

3.10 Risk Factors. Purchaser has read and understands the Risk Factors in Seller’s SEC Reports and hereby represents and warrants that in participating in Share Sale, Purchaser is solely and fully undertaking the risk of investment in the Series C Shares, excluding only any loss that may result primarily and directly from fraud on the part of the Company.

ARTICLE 4

Closing Conditions and Deliveries

4.1 Conditions to Purchaser Obligations. The obligation of Purchaser to purchase the Series C Shares and to perform the obligations set forth herein, at the Closing, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in accordance with the provisions set forth herein:

4.1.1 Delivery of this Agreement and Preferred Shares. The Purchaser shall have received a duly executed copy of this Agreement from Seller.

4.1.2 Accuracy of Representations and Warranties; Performance of Obligations. The representations and warranties made by Seller herein shall be true and correct on the Closing Date; and Seller shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

4.1.3 Absence or Violation or Litigation. The consummation of the transactions contemplated hereby shall not be in violation of any law or regulation applicable to the Company or Seller. Neither the Company nor Seller shall be subject to any injunction, stay or restraining order nor shall it require any filings, approvals or consents that have not been previously made or obtained.

4.1.4 All Proceedings Satisfactory. All organizational and other proceedings taken by Seller in connection with the Share Sale, and all documents and instruments related thereto, shall be reasonably satisfactory in form and substance to Purchaser and Purchaser shall have received copies thereof and other materials (certified, if requested) as Purchaser may reasonably request in connection herewith.

4.1.5 Consents and Waivers. Seller shall have made all filings with, and provided notices to, governmental authorities, regulatory agencies and other entities required to be made by Seller in connection with the execution and delivery of this Agreement, the performance of the Share Sale and the continued operation of the business of the Company and Seller subsequent to the date hereof.

4.1.6 Investors’ Rights Agreement. Seller shall have delivered a signed Joinder Agreement to Purchaser, attached as Exhibit B hereto, pursuant to which Purchaser will become a party to the Company’s Investors’ Rights Agreement, as amended and attached as Exhibit C hereto.

4.1.7 Liquidation Preference Agreement. Seller shall have delivered a signed Liquidation Preference Agreement to Purchaser, attached as Exhibit D hereto, pursuant to which Seller will agree to subordinate the liquidation preference of the Series B preferred stock owned by Seller to the liquidation preference of the Series C Shares held by Purchaser.

4.2 Conditions to Seller’s Obligations. Seller’s obligation to sell the Series C Shares and to perform the obligations set forth herein, at the Closing, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Seller (unless specifically stated below) as to any one or more of the Purchasers if such waiver will not adversely affect the other Purchasers:

4.2.1 Representations and Warranties Correct. The representations and warranties made by Purchaser herein shall be true and correct on the Closing Date; and Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

4.2.2 Investors’ Rights Agreement. Purchaser shall have delivered a signed Joinder Agreement to Seller, attached as Exhibit B hereto, pursuant to which Purchaser will become a party to the Company’s Investors’ Rights Agreement, as amended and attached as Exhibit C hereto

4.2.3 Liquidation Preference Agreement. Purchaser shall have delivered a signed Liquidation Preference Agreement to Seller, attached as Exhibit D hereto, pursuant to which Seller will agree to subordinate the liquidation preference of the Series B preferred stock owned by Seller to the liquidation preference of the Series C Shares held by Purchaser.

4.2.4 Payments by Purchasers. Seller shall have received Purchaser’s payment for the number of Series C Shares set forth opposite Purchaser’s name on the signature page hereto.

ARTICLE 5

Miscellaneous

5.1 Delivery of Series C Shares. Seller shall deliver duly issued, non-assessable and fully-executed Series C Shares, free and clear of any and all Liens within thirty (30) days of the Closing Date.

5.2 Fiduciary Capacity. If the undersigned is purchasing the Series C Shares in a fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

5.3 Entire Agreement. This Agreement, and the agreements referred to herein constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and supercede all prior written or oral agreements and all contemporaneous oral agreements with respect to the subject matter hereof.

5.4 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.5 Construction of Agreement. None of the parties hereto or their respective counsel shall be deemed to have drafted this Agreement for purposes of construing the terms hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases. In addition, unless followed by the word “only”, the term “including” means “including but not limited to.”

5.6 Governing Law. This Agreement is only for the benefit of the Company and will be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

5.7 Attorneys’ Fees. In any dispute between the parties hereto concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys’ fees and court costs incurred by reason of such dispute.

5.8 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

5.9 Additional Acts. The parties signatory to this Agreement agree to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the business of the Company (which shall not include any obligation to make payments), including making commercially reasonable efforts to provide, post-funding, all information reasonably requested to apply for any and all licenses required for the Company to operate and/or effect any transaction for the purpose of acquiring any licenses for the Company to conduct business.

5.10 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and delivered personally, by facsimile transmission, by overnight delivery service or by mail, postage prepaid, addressed (a) if to a Purchaser, at Purchaser’s address set forth below its name on the signature pages hereto, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at Arrowhead Research Corporation, 1118 East Green Street, Pasadena, CA 91106; Attention: President; Facsimile number 626-792-5554, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy to Rachael A. Simonoff, Esq., Guth | Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024; Facsimile number 310-470-8354. This provision shall be deemed a material to this Agreement, and no notice shall be deemed given or perfected pursuant to this Section unless all parties are noticed as required by this Section.

5.11 Severability; Counterparts. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

[PLEASE COMPLETE THE FOLLOWING PAGE]

YOU MUST COMPLETE THIS PAGE

5.12 Nature of Investor. PLEASE MARK (ONLY ONE BOX NEEDS TO BE CHECKED; CONTACT THE SELLER IF NONE IS APPLICABLE):

☐	A natural person whose net worth (or joint net worth with my spouse) is in excess of $1,000,000 as of the date hereof.

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Interest, whose purchases are directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of the Act.

☐	A “bank,” “savings and loan association,” or “insurance company” as defined in the Act.

☐	An “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974 (a “Plan”) which has total assets in excess of $5,000,000.

☐	A Plan whose investment decisions, including the decision to subscribe for the Interest, are made solely by (i) a “plan fiduciary” as defined in the Employee Retirement Income Security Act of 1974, which includes a bank, a savings and loan association, an insurance company or a registered investment adviser, or (ii) an “accredited investor” as defined under Rule 501(a) of the Act.

☐	A broker/dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐	A “private business development company” as defined in the Investment Advisers Act of 1940.

☐	An investment company registered under, or a “business development company” as defined in, the Investment Company Act of 1940.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and having total assets in excess of $5,000,000.

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business Trust, or partnership, not formed for the specific purpose of investing in the Interest and having total assets in excess of $5,000,000.

☐	Any entity in which all of the equity owners are “accredited investors.”

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Company Signature Page to Series C Preferred Stock Purchaser Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Series C Preferred Stock Purchase Agreement as of March 31, 2005.

Seller:

ARROWHEAD RESEARCH CORPORATION

By:
Name:
Title:

[Purchaser Signature Page to Series C Preferred Stock Purchaser Agreement]

I HEREBY REPRESENT THAT I HAVE READ AND UNDERSTOOD THE SERIES C PREFERRED STOCK PURCHASE AGREEMENT.

Dated: March 31, 2005

Purchase Price:

Total Series C Shares:

Print Name:	Print Name:
(Joint Owner)
Signature:	Signature:
(Joint Owner)

Social Security # or Tax Id#:	Social Security # or Tax Id#: (Joint Owner)

Address: (include city, state & zip)	If Joint Ownership, check one:
Joint Tenants (Right of Survivorship)
Tenants in Common
Community Property

Telephone #:
Facsimile #:
E-mail:

SCHEDULE 2.3

CAPITALIZATION

Holder	Common Stock	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Warrants For Common
Caltech	1,060,000	—	1,224,828	—	—
Arrowhead	7,375,000	—	24,496,533	—	—
Mark Davis	5,375,000	—	—	—	—
John Petrovich	1,395,000	—	—	—	50,000
Other Investors	1,706,522	—	—	—	—
Option Plan	6,300,000	—	—	—	—

Pro Forma, assuming the sale of 5,000,000 shares of Series C Preferred Stock:

Holder	Common Stock	Series A Preferred Stock	Series B Preferred Stock	Series C Preferred Stock	Warrants For Common
Caltech	1,060,000	—	1,224,828	—	—
Arrowhead	7,375,000	—	19,496,533	—	—
Mark Davis	5,375,000	—	—	—	—
John Petrovich	1,395,000	—	—	—	50,000
Other Investors	1,706,522	—	—	—	—
New Buyers	—	—	—	5,000,000	—
Option Plan	6,300,000				—

Schedule 2.3